EXHIBIT 10.54.3

Article I.   ASSIGNMENT OF MANAGEMENT AGREEMENT
AND SUBORDINATION OF MANAGEMENT FEES

Article II.   (JPMCC 2016-JP4)

THIS ASSIGNMENT OF MANAGEMENT AGREEMENT AND SUBORDINATION OF MANAGEMENT FEES (this “Assignment”) is made as of December 30, 2019, by LF3 LUBBOCK CASA TRS, LLC, a Delaware limited liability company, having its principal place of business at 1635 43rd Street South, Suite 205, Fargo, ND 58103 (“Operating Lessee”) to WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE FOR THE BENEFIT OF THE REGISTERED HOLDERS OF JPMCC COMMERCIAL MORTGAGE SECURITIES TRUST 2016-JP4, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2016-JP4, having an address at c/o Wells Fargo Bank, N.A., Wells Fargo Commercial Mortgage Servicing, Three Wells Fargo, 401 S. Tryon Street, 8th Floor, MAC D1050-084, Charlotte, North Carolina 28202, Re: JPMCC 2016-JP4 (together with its successors and assigns, “Lender”), and is consented and agreed to by NHS LLC, a North Dakota limited liability company, d/b/a National Hospitality Services, having its principal place of business at 1635 43rd Street South, Suite 205, Fargo, ND 58103 (“Manager”) and LF3 LUBBOCK CASA, LLC, a Delaware limited liability company, having its principal place of business at 1635 43rd Street South, Suite 205, Fargo, ND 58103 ("Fee Borrower").  Fee Borrower and Operating Lessee are sometimes collectively, jointly and severally referred to as the "Borrower".

ARTICLE III.   RECITALS:

A. On October 4, 2016 (the "Origination Date"), Treemont Capital Partners III, LP, a Texas limited partnership ("Original Borrower"), executed a Promissory Note in favor of Starwood Mortgage Capital LLC, a Delaware limited liability company ("Original Lender"), predecessor-in-interest to Lender (as the same may be amended, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time, the "Note") in the original principal amount of $8,600,000.00 (the "Loan"), which Loan was advanced pursuant to that certain Loan Agreement dated as of the Origination Date between Original Borrower and Original Lender (as the same may be amended, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time, the "Loan Agreement").

B. The Loan is secured by, among other things, a Deed of Trust, Assignment of Leases and Rents and Security Agreement dated as of the Origination Date (as the same may be amended, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time, the "Security Instrument"), which grants Lender, as successor-in-interest to Original Lender, a first priority lien on the property encumbered thereby and located at 6004 Marsha Sharp Freeway, Lubbock, Texas, more commonly known as Home2 Suites By Hilton Lubbock (the "Property"). The Loan Agreement, the Security Instrument, the Note, the Assumption Agreement (defined below), and all other documents and instruments evidencing and/or securing the Loan, together with all amendments, modifications, substitution or replacements thereof, are sometimes herein collectively referred to as the "Loan Documents".

C. Lender is the current owner and holder of all right, title and interest in the Loan and the Loan Documents.

D. Original Borrower desires to sell the Property to Fee Borrower, Fee Borrower desires to purchase the Property from Original Borrower and to lease the Property to Operating Lessee pursuant to that certain Lease Agreement dated of even date herewith between Fee Borrower and Operating Lessee (the “Operating Lease”), and Fee Borrower and Operating Lessee desire to assume the obligations of Original Borrower under the Loan Documents (the "Assumption").

E.In connection with the Assumption, Operating Lessee also desires to enter into that certain Management Agreement dated as of the date hereof, between Operating Lessee and Manager (the "Management Agreement") (a true and correct copy of which Management Agreement is attached hereto as Exhibit "A"), pursuant to which terms Operating Lessee will employ Manager to exclusively rent, lease, operate and manage the Property and Manager is entitled to receive certain fees (collectively "Management Fees") for its management services thereunder.

F.The Assumption and the other Requested Actions (as defined in that certain Assumption Agreement between Lender, Original Borrower, Fee Borrower and Operating Lessee of even date herewith (the "Assumption Agreement")), including the Operating Lessee entering into the Management Agreement, are prohibited by the terms of the Loan Agreement, without first obtaining the written consent of Lender.

G.Lender requires, as a condition to its consenting to the Assumption and other Requested Actions in accordance with the terms of the Assumption Agreement, that Operating Lessee confirm the conditional assignment of the Management Agreement to Lender and that Manager subordinate the Management Agreement and its rights and interest in the Management Fees in lien and payment to the Security Instrument and other Loan Documents as set forth below.

H.Manager has agreed to subordinate the Management Agreement and all of its rights and interest in the Management Fees in lien and payment to the Security Instrument and other Loan Documents and to comply with the other provisions of this Assignment as set forth below.

ARTICLE IV.  AGREEMENT

For good and valuable consideration, the parties hereto agree as follows:

Assignment of Management Agreement.  As additional collateral security for the Loan, Operating Lessee hereby conditionally transfers, sets over and assigns to Lender all of Operating Lessee’s right, title and interest in and to the Management Agreement, said transfer and assignment to automatically become a present, unconditional assignment, at Lender’s option, upon an Event of Default by Borrower under the Loan Agreement or any of the other Loan Documents.

Subordination of Management Agreement.  The Management Agreement and any and all liens, rights and interests (whether choate or inchoate and including, without limitation, all mechanic’s and materialmen’s liens under applicable law) owed, claimed or held, by Manager in and to the Property, are and shall be in all respects subordinate and inferior to the liens and security interests created, or to be created, for the benefit of Lender, and securing the repayment of the Note and the performance of the obligations under the Loan Agreement and the other Loan Documents, and all renewals, extensions, increases, supplements, amendments, modifications or replacements thereof.

Termination.  At such time as the Loan is paid in full and the Security Instrument is released or assigned of record, this Assignment and all of Lender’s right, title and interest hereunder with respect to the Management Agreement shall terminate.

Estoppel.  Manager represents and warrants that (a) the Management Agreement is in full force and effect and has not been modified, amended or assigned other than pursuant to this Assignment, (b) neither Manager nor Operating Lessee is in default under any of the terms, covenants or provisions of the Management Agreement and Manager knows of no event which, but for the passage of time or the giving of notice or both, would constitute an event of default under the Management Agreement, (c) neither Manager nor Operating Lessee has commenced any action or given or received any notice for the purpose of terminating the Management Agreement and (d) the Management Fees and all other sums due and payable to the Manager under the Management Agreement as of the date hereof have been paid in full.

Agreement by Operating Lessee and Manager.  Operating Lessee and Manager hereby agree that after receipt of written notice from Lender advising Manager that (a) an Event of Default under the Loan Documents has occurred during the term of this Assignment, or (b) the occurrence of any other event which would entitle Lender to terminate, or cause the termination of, the Management Agreement in accordance with the terms of the Loan Documents, in which event (i) Manager shall, at the request of Lender, continue to perform all of Manager’s obligations under the terms of the Management Agreement with respect to the Property or (ii) at the option of Lender exercised by written notice to Operating Lessee and Manager, Operating Lessee and Manager shall immediately terminate the Management Agreement and Manager shall transfer its responsibility for the management of the Property to a manager selected by Lender, in which event Manager shall not be entitled to receive any termination fee or similar payment owed pursuant to the terms of the Management Agreement, including but not limited to, the "off boarding fee" set forth in the Management Fee Rider attached to the Management Agreement.

Hotel Employees.  Operating Lessee and Manager hereby acknowledge and agree that after receipt of written notice from Lender advising Manager that an Event of Default under the Loan Documents has occurred during the term of this Assignment, Manager shall, at the request of Lender, directly hire all of Operating Lessee's eligible hotel employees at the Property.  Manager further acknowledges and agrees that in the event Lender exercises its option to terminate the Management Agreement and transfers the responsibility for the management of the Property to a manager selected by Lender as provided herein, Manager shall fully cooperate in transferring its management responsibilities and the employment of all eligible hotel employees at the Property to such new manager and effectuate such transfer immediately upon written notice from Lender. For purposes of this Section 6, "eligible hotel employees" shall mean hotel employees that (i) have not performed illegal acts, or (ii) are not then under any disciplinary review or action.

Receipt of Management Fees.  Operating Lessee and Manager hereby agree that Manager shall not be entitled to receive any Management Fees or other fee, commission or other amount payable to Manager under the Management Agreement for and during any period of time that any Event of Default has occurred and is continuing; provided, however, that notwithstanding anything to the contrary (a) Manager shall not be obligated to return or refund to Lender any Management Fee or other fee, commission or other amount already received by Manager prior to the occurrence of the Event of Default, and to which Manager was entitled under this Assignment and (b) in the event Operating Lessee loses possession of the Property in connection with exercise by Lender of its rights or remedies pursuant to this Assignment, the Note, the Security Instrument, the Loan Agreement or the other Loan Documents, Manager shall be entitled to collect any Management Fee or other fee, commission or other amount accrued but unpaid prior to the occurrence of the Event of Default, and to which Manager was entitled under this Assignment.  Nothing in this Assignment shall prohibit Manager from terminating the Management Agreement pursuant to the terms thereof for failure to receive the management fee due thereunder.

Consent and Agreement by Manager.  Manager hereby acknowledges and consents to this Assignment and the terms and provisions of Article 7 of the Loan Agreement.  Manager agrees that it will act in conformity with the provisions of this Assignment, such provisions of the Loan Agreement and Lender’s rights hereunder or otherwise related to the Management Agreement.  In the event that the responsibility for the management of the Property is transferred from Manager in accordance with the provisions hereof, Manager shall, and hereby agrees to, fully cooperate in transferring its responsibility to a new management company and effectuate such transfer no later than thirty (30) days from the date the Management Agreement is terminated.  Further, Manager hereby agrees (a) not to contest or impede the exercise by Lender of any right it has under or in connection with this Assignment and (b) that it shall, in the manner provided for in this Assignment, give at least thirty (30) days prior written notice to Lender of its intention to terminate the Management Agreement or otherwise discontinue its management of the Property.

Lender’s Agreement.  So long as an Event of Default has not occurred and is continuing, Lender agrees to permit any sums due to Operating Lessee under the Management Agreement to be paid directly to Operating Lessee.

Further Assurances.  Manager further agrees to (a) execute such affidavits and certificates as Lender shall require to further evidence the agreements herein contained, (b) on request from Lender, furnish Lender with copies of such information as Operating Lessee is entitled to receive under the Management Agreement and (c) cooperate with Lender’s representative in any inspection of all or any portion of the Property.  Manager hereby acknowledges that some, or all, permits, licenses and authorizations necessary for the use, operation and maintenance of the Property (collectively, the “Permits”) may be held by, or on behalf of, the Manager.  By executing this Assignment, Manager (i) agrees that it is holding or providing all such Permits for the benefit of Operating Lessee and (ii) agrees that as security for the repayment of the Obligations by Borrower in accordance with the Loan Agreement, to the extent permitted by applicable law, Manager hereby grants to Lender a security interest in and to the Permits.  Moreover, Manager hereby agrees that, upon an Event of Default, it will assign the Permits to Lender if such Permits are assignable or otherwise continue to hold such Permits for the benefit of Lender until such time as Lender can obtain such Permits in its own name or the name of a nominee.

Assignment of Proceeds.  Manager acknowledges that, as further security for the Note, (a) pursuant to the Assignment of Leases and Rents dated as of the Origination Date (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Assignment of Leases”), Borrower has assigned to Lender, among other things, all of Borrower’s right, title and interest in and to all of the revenues of the Property and (b) Borrower and Lender, among others, have entered into that certain Cash Management Agreement dated as of the Origination Date (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Cash Management Agreement”), pursuant to which Borrower has agreed that any Rents, and other income and proceeds from the Property are to be deposited directly into an account of the Lender established pursuant to the Cash Management Agreement.  Manager hereby assumes the obligations of "MH Partners, LLC, a Tennessee limited liability company" under the Cash Management Agreement to the same extent as if Manager had signed the Cash Management Agreement as of the Origination Date.

Manager Not Entitled to Rents.  Manager acknowledges and agrees that it is collecting and processing the Rents solely as the agent for the Operating Lessee and Manager has no right to, or title in, the Rents.  Notwithstanding anything to the contrary in the Management Agreement, the Manager acknowledges and agrees that the Rents are the sole property of the Operating Lessee, encumbered by the lien of the Security Instrument and other Loan Documents in favor of Lender.  In any bankruptcy, insolvency or similar proceeding the Manager, or any trustee acting on behalf of the Manager, waives any claim to the Rents other than as such Rents may be used to pay the fees and compensation of the Manager pursuant to the terms and conditions of the Management Agreement.

Conflict with Loan Documents.  Each of Borrower and Manager acknowledge and agree that to the extent there is a conflict between the terms and conditions made between Operating Lessee and Manager in the Management Agreement and the terms and provisions of the Loan Documents, the Loan Documents and this Assignment shall control and Lender's consent to the Requested Actions shall not limit, impair or modify the terms and provisions of the Loan Documents or the applicability thereto to Borrower and the Property with respect to any terms or provisions of the Management Agreement that may conflict with the terms and provisions of the Loan Documents.  Lender reserves all of its rights and remedies under the Loan Documents with respect to the enforcement of any such conflicting provisions.

Representations and Warranties.  Each of Borrower and Manager represent and warrant to Lender that: (a) this Assignment and the Management Agreement have been executed by duly authorized representatives of Borrower and Manager and are valid, binding and enforceable obligations of each of Borrower and Manager and are in full force and effect and (b) each is the type of entity specified in the opening paragraph of this Assignment, is duly organized and in good standing under the laws of the state of its formation and is qualified to transact business in the state where the Property is located.

Franchise Agreement.  Manager shall be responsible to operate the Property in accordance with the Franchise Agreement.  Manager agrees to operate the Property as required by the Franchise Agreement and agrees to promptly send Operating Lessee all notices received by Manager under the Franchise Agreement adversely affecting the franchise or Property upon receipt of such notices.

Permits and Contracts. Manager hereby acknowledges and agrees that some, or all, contracts executed by Manager for or on behalf of Operating Lessee, which contracts have been approved by Lender (if such approval is required by the Loan Documents), permits, licenses and authorizations necessary for the use, operation and maintenance of the Property, including, but not limited to, the liquor license for alcoholic beverage services as the Property (the "Liquor License") (collectively, the "Permits and Contracts") may be held by, or executed in the name of, Manager or its affiliate.  By executing this Assignment, Manager (a) agrees that it or its affiliate is holding, providing or executing all such Permits and Contracts for the benefit of Operating Lessee (exclusive of any employment contracts or agreements) and (b) agrees that as security for the repayment of the Debt by Borrower in accordance with the Security Instrument, to the extent permitted by applicable laws and regulations, Manager hereby grants to Lender a security interest in and to the Permits and Contracts.  Moreover, Manager hereby agrees that, upon an Event of Default, subject to applicable laws and regulations, it will assign the Permits and Contracts to Lender or to Lender's designee, at the request of Lender, if such Permits and Contracts are assignable or otherwise continue to hold such Permits and Contracts for the benefit of Lender or such Lender's designee until such time as Lender or such Lender's designee can obtain such Permits and Contracts in its own name or the name of a nominee.  Manager further agrees to cooperate with Lender or Lender’s nominee in the application and liquor licensing process if such cooperation is required by the alcoholic beverages licensing authorities (the "Liquor License Authorities") in order to effect the transfer of the Liquor License to Lender or its nominee or in the issuance of a new liquor license in the name of Lender or Lender’s nominee, including, without limitation, the execution and delivery of such documents as may be required by the Liquor License Authorities.

Governing Law.  This Assignment shall be governed, construed, applied and enforced in accordance with Section 11.3 of the Loan Agreement.

Notices.  All notices, consents, approvals and requests required or permitted hereunder shall be delivered in accordance with Section 11.6 of the Loan Agreement and the following:

If to Manager:

NHS LLC d/b/a National Hospitality Services

1635 43rd Street South, Suite 205

Fargo, ND 58103

No Oral Change.  This Assignment may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Operating Lessee, Fee Borrower, Lender or Manager, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Liability.  This Assignment shall be binding upon and inure to the benefit of Operating Lessee and Lender and their respective successors and assigns forever.

Inapplicable Provisions.  If any term, covenant or condition of this Assignment is held to be invalid, illegal or unenforceable in any respect, this Assignment shall be construed without such provision.

Headings, etc.  The headings and captions of various paragraphs of this Assignment are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Duplicate Originals, Counterparts.  This Assignment may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original.  This Assignment may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Assignment.  The failure of any party hereto to execute this Assignment, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

Number and Gender.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

Miscellaneous.

Wherever pursuant to this Assignment (i) Lender exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Lender or (iii) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

Wherever pursuant to this Assignment it is provided that Borrower shall pay any costs and expenses, such costs and expenses shall include, but not be limited to, legal fees and disbursements of Lender, whether retained firms, the reimbursement for the expenses of in-house staff or otherwise.

Defined Terms.  Any capitalized terms not otherwise defined herein shall be defined as set forth in the Loan Agreement.

Joint and Several Liability.  If more than one Person has executed this Assignment as “Borrower,” the representations, covenants, warranties and obligations of all such Persons hereunder shall be joint and several.

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IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the date and year first written above.

OPERATING LESSEE:

LF3 LUBBOCK CASA TRS, LLC,

a Delaware limited liability company

By:  Lodging Fund REIT III TRS, Inc.,

a Delaware corporation, as its Sole Member

By: Lodging Fund REIT III OP, LP, a Delaware limited partnership, as its Sole Shareholder

By:  Lodging Fund REIT III, Inc., a Maryland corporation, as its General Partner

By: /s/ Katie Cox

Name:  Katie Cox

Title:  Chief Financial Officer

FEE BORROWER:

LF3 LUBBOCK CASA, LLC,

a Delaware limited liability company

By: Lodging Fund REIT III OP, LP, a Delaware limited partnership, as its Sole Member

By:  Lodging Fund REIT III, Inc., a Maryland corporation, as its General Partner

By: /s/ Katie Cox

Name:  Katie Cox

Title:  Chief Financial Officer

MANAGER:

NHS LLC, a North Dakota limited liability company, d/b/a National Hospitality Services

By: /s/ Norman H. Leslie

Name:Norman H. Leslie

Title: President

LENDER:

WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE FOR THE BENEFIT OF THE REGISTERED HOLDERS OF JPMCC COMMERCIAL MORTGAGE SECURITIES TRUST 2016-JP4, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2016-JP4

By:LNR Partners, LLC, a Florida limited liability company, as attorney-in-fact

By: /s/ Job Warshaw
Name: Job Warshaw

Title: President

Article I. EXHIBIT A
Article II. (Management Agreement)